SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 7, 2013, Mr. Henrique de Campos Meirelles informed the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI Consulting”) that he will not stand for reelection to the Board at FTI Consulting’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”). Mr. Meirelles has been a director of FTI Consulting since 2012. His term of office as a director will expire at FTI Consulting’s 2013 Annual Meeting. Mr. Meirelles’ decision not to stand for reelection is not a result of any disagreement with FTI Consulting.

In addition, on April 7, 2013, Mr. George P. Stamas informed the Board that he will not stand for reelection to the Board at FTI Consulting’s 2013 Annual Meeting. Mr. Stamas has been a director of FTI Consulting since 1992. His term of office as a director will expire at FTI Consulting’s 2013 Annual Meeting. Mr. Stamas’ decision not to stand for reelection is not a result of any disagreement with FTI Consulting.

Item 8.01 Other Events

On April 11, 2013, FTI Consulting issued a press release announcing the Board’s nominees to stand for election as directors of FTI Consulting at its 2013 Annual Meeting. That press release also announced the decision of Messrs. Meirelles and Stamas not to stand for reelection as a director and the decision of the Board to decrease the overall size of the Board to nine directors from 11 directors effective with the election of directors at FTI Consulting’s 2013 Annual Meeting.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

FTI Consulting intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the election of certain nominees as directors and certain other matters to be considered by the stockholders of FTI Consulting at its 2013 Annual Meeting. When completed, the definitive proxy statement will be sent or made available to the stockholders of FTI Consulting of record on March 25, 2013 and will contain important information about the proposed nominees for election as directors and the other matters to be considered at the 2013 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, FTI CONSULTING’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval.

Investors will be able to obtain these documents free of charge at the SEC web site (www.sec.gov). In addition, documents filed with the SEC by FTI Consulting will be available free of charge from FTI Consulting, by contacting FTI Consulting’s Corporate Secretary at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of FTI Consulting may be deemed “participants” in the solicitation of proxies from stockholders of FTI Consulting in connection with the matters to be considered at the 2013 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of FTI Consulting in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about FTI Consulting’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2012 and in its definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2012.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated April 11, 2013 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 11, 2013	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 11, 2013 of FTI Consulting, Inc.

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